Exhibit 99.1

Douglas D. McKenney, CFA

Associate Vice President

Listing Qualifications

The NASDAQ Stock Market LLC

+1 301 978 8011

By Electronic Delivery to: tkeegan@bankofflorida.com; rlp@idlaw.biz

June 2, 2010

Ms. Tracy L. Keegan

Chief Financial Officer

Bank of Florida Corporation

1185 Immokalee Road

Naples, FL 34110

Re:	Bank of Florida Corporation (the “Company”) – Staff Determination
Nasdaq Symbol: BOFL

Dear Ms Keegan:

As disclosed in your Form 8-K, filed on June 1, 2010, the principal operating subsidiaries of Bank of Florida Corporation – Bank of Florida – Southwest, Bank of Florida – Southeast, and Bank of Florida – Tampa Bay (collectively, the “Banks”), were closed on May 28, 2010 by the Florida Office of Financial Regulation, and the Federal Deposit Insurance Corporation (the “FDIC”) was appointed as receiver of the Banks. Additionally, subsequent to the closure, EverBank, Jacksonville, Florida, assumed the operations and all of the deposits of the Banks, and purchased essentially all of the Banks’ assets in a transaction facilitated by the FDIC. Accordingly, Staff has concerns about the Company’s ability to demonstrate compliance with all of the requirements for continued listing on the Nasdaq Stock Market, as well as the residual equity interest of the Company’s common stockholders.

In addition, the Company previously received notice from the Nasdaq Stock Market that it no longer met the requirements for listing on the Nasdaq Global Market. Specifically, the Company did not comply with the minimum $10,000,000 in stockholders’ equity for continued listing pursuant to Nasdaq’s Listing Rules. This deficiency serves as an additional basis for delisting and if the Company appeals, as discussed below, it will also need to address this issue at its hearing.

After reviewing the FDIC press release, Form 8-K, and such other information as is publicly available, and in accordance with Listing Rules 51011, 5110(b),2 and IM-5101-1,3 Staff has determined that the

1 Listing Rule 5101 states in part that Nasdaq “has broad discretionary authority over the initial and continued listing of securities in Nasdaq in order to maintain the quality of and public confidence in its market, to prevent fraudulent and manipulative acts and practices, to promote just and equitable principles of trade, and to protect investors and the public interest. Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq.”

2 Listing Rule 5110(b) states in part that “Nasdaq may use its discretionary authority under Rule 5100 to suspend or terminate the listing of a Company that has filed for protection under any provision of the federal bankruptcy laws or comparable

Ms. Tracy L. Keegan

June 2, 2010

Company’s securities will be delisted from The Nasdaq Stock Market. Accordingly, unless the Company requests an appeal of this determination as described below, trading of the Company’s common stock will be suspended4 at the opening of business on June 11, 2010, and a Form 25- NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

Listing Rule 5810(b) requires that the Company, as promptly as possible but no later than four business days from the receipt of this letter, make a public announcement through the news media which discloses receipt of this letter and the Nasdaq rules upon which it is based.5 The Company must provide a copy of this announcement to Nasdaq’s MarketWatch Department, Listing Qualifications Department, and Hearings Department at least 10 minutes prior to its public dissemination.6 For your convenience, we have enclosed a list of news services.

The Company may appeal Staff’s determination to the Nasdaq Listing Qualifications Panel (the “Panel”); pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. A hearing request will stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision. Hearing requests should not contain arguments in support of the Company’s position. The Company may request either an oral hearing or a hearing based solely on written submissions. The fee for an oral hearing is $5,000; the fee for a hearing based on written submissions is $4,000. Please send your non-refundable hearing fee by wire transfer to “The Nasdaq Stock Market LLC” in accordance with the instructions on the attached Hearing Fee Payment Form.7 The request for a hearing and evidence of the wire transfer must be received by the Hearings Department no later than 4:00 p.m. Eastern Time on June 9, 2010. The request and confirmation of the wire transfer8 should be sent to the attention of Amy Horton, Associate General Counsel, Nasdaq Office of General Counsel, via email at: hearings@nasdaqomx.com.

Please note that the suspension and delisting will be stayed only if the Hearings Department (the Rockville, MD location) receives the Company’s hearing request on or before 4:00 p.m. Eastern Time on June 9, 2010.

Please refer to our website for information regarding the hearing process: http://www.nasdaq.com/about/LegalComplianceFAQs.stm#hearings. If you would like additional information regarding the hearing process, please call the Hearings Department at +1 301 978 8203.

foreign laws, or has announced that liquidation has been authorized by its board of directors and that it is committed to proceed, even though the Company’s securities otherwise meet all enumerated criteria for continued listing on Nasdaq.”

3 IM-5101-1 states in part, that “Nasdaq may also use its discretionary authority, for example, when a Company files for protection under any provision of the federal bankruptcy laws or comparable foreign laws…”

4 Trading in the Company’s securities has been halted since March 1, 2010 as a result of the events described in the FDIC’s February 26, 2010 press release.

5 We also note that Item 3.01 of Form 8-K requires disclosure of the receipt of this notification within four business days. See, SEC Release No. 34-49424.

6 The notice should be submitted to Nasdaq’s MarketWatch Department through the Electronic Disclosure service available at www.NASDAQ.net. The facsimile numbers for Nasdaq’s Listing Qualifications and Hearings Departments are +1 301 978 4028 and +1 301 978 8080, respectively.

7 The Form also includes instructions for payment by check.

8 The confirmation of the wire transfer should be provided in an electronic file such as a PDF document attached to the email request.

Ms. Tracy L. Keegan

June 2, 2010

Listing Rule 5835 prohibits communications relevant to the merits of a proceeding under the Listing Rule 5800 Series between the Company and the Hearings Department unless Staff is provided notice and an opportunity to participate. In that regard, Staff waived its right to participate in any oral communications between the Company and the Hearings Department. Should Staff determine to revoke such waiver, the Company will be immediately notified, and the requirements of Listing Rule 5835 will be strictly enforced.

If the Company does not appeal Staff’s determination to the Panel, the Company’s securities will not be immediately eligible to trade on the OTC Bulletin Board or in the “Pink Sheets.” The securities may become eligible if a market maker makes application to register in and quote the security in accordance with SEC Rule 15c2-11, and such application (a “Form 211”) is cleared.9 Only a market maker, not the Company, may file a Form 211.

While the suspension announcement will be included on the “Daily List,” which is posted and available to subscribers of www.Nasdaqtrader.com at approximately 2:00 p.m. on June 10, 2010, news of the suspension may not be deemed publicly disseminated until the Company makes an announcement through a Regulation FD compliant means of communication.

If you have any questions, please contact Randy Genau, Director, at +1 301 978 8049 or Pamela Morris, Lead Analyst, at +1 301 978 8053.

Sincerely,

9 Pursuant to FINRA Marketplace Rules 6530 and 6540, a Form 211 cannot be cleared if the issuer is not current in its filing obligations.

NASDAQ REFERENCE LINKS

Topic	Description	Link
NASDAQ Listing Rules	All initial and continued listing rules	NASDAQ Listing Rules
Corporate Governance	Independent directors, committee requirements and shareholder approval	www.nasdaq.com/about/FAQsCorpGov.stm
Fees	Fee schedule	www.nasdaq.com/about/FAQsFees.stm
Frequently Asked Questions (FAQs)	Topics related to initial and continued listing	www.nasdaq.com/about/LegalComplianceFAQs.stm
Hearing Requests & Process	Discussion of the Nasdaq Hearings process	www.nasdaq.com/about/FAQsHearings.stm
Listing of Additional Shares (LAS)	Explanation of Nasdaq’s Listing of Additional Shares process	www.nasdaq.com/about/FAQsLAS.stm
Transfer to the Nasdaq Capital Market	Procedures and application to transfer securities to the Nasdaq Capital Market	www.nasdaq.com/about/FAQsPhaseDown.stm

DIRECTORY OF NEWS SERVICES*

The use of any of these services will satisfy NASDAQ’s listing rules that require the disclosure of specific information in a press release or public announcement. The Company must ensure that the full text of the required announcement is disseminated publicly. The Company has not satisfied this requirement if the announcement is published as a headline only or if the news service determines not to publish the full text of the story.

News Service	Internet Address	Telephone Number
Toll free: 800 444 2090
Bloomberg Business News	www.bloomberg.com	Phone: 609 750 4500
Toll free: 800 227 0845
Business Wire	www.businesswire.com	Phone: 415 986 4422
Dow Jones News Wire	www.djnewswires.com	Phone: 201 938 5400
GlobeNewswire		Toll free: 800 307 6627
(A NASDAQ OMX Co.)	www.globenewswire.com	Phone: 310 642 6930
Toll free: 800 774 9473
MarketWire	www.marketwire.com	Phone: 310 765 3200
Toll free: 800 832 5522
PR Newswire	www.prnewswire.com	Phone: 201 360 6700
Reuters	www.thomsonreuters.com	Phone: 646 223 6000

* Nasdaq cannot render advice to the Company with respect to the format or content of the public announcement. The following is provided only as a guide that should be modified following consultation with securities counsel: the Company received a Nasdaq Staff Deficiency Letter on (DATE OF RECEIPT OF STAFF DEFICIENCY LETTER) indicating that the Company fails to comply with the (STOCKHOLDERS’ EQUITY, MINIMUM BID PRICE, MARKET VALUE OF PUBLICLY HELD SHARES, etc.) requirement(s) for continued listing set forth in Listing Rule(s)             .

The NASDAQ Stock Market

Hearing Payment Form

Listing Rule 5815(a) requires the issuer to submit a fee to cover the costs of the hearing. The fee for an oral hearing is $5,000. The fee for a written hearing is $4,000. NASDAQ requests that the fee be paid concurrently with your hearing request by wire transfer following the instructions below. If you do not have access to wire transfer, you may pay by check

Payment By Wire: Please use the following instructions and include the specific reference information provided below when transmitting your payment.

By Federal Reserve Wire		By American Clearing House
The NASDAQ Stock Market LLC		The NASDAQ Stock Market LLC
Bank Name:	Wachovia Bank, N.A.	Bank Name:	Wachovia Bank, N.A.
Bank Address:	New York, NY	Bank Address:	New York, NY
SWIFT Number:	PNBPUS3NNYC	SWIFT Number:	PNBPUS3NNYC
ABA Number:	031201467	ABA Number:	026012881
Beneficiary:	NASDAQ	Beneficiary:	NASDAQ
Account Number:	2000031405177	Account Number:	2000031405177
Reference:	Company name, symbol,	Reference:	Company name,
symbol, and note that the fee is for a hearing.		and note that the fee is for a hearing.

Payment By Check: The check must be made payable to The NASDAQ Stock Market LLC and sent under separate cover to the address provided below. Please complete this form and submit it with your payment.

COMPANY NAME		SYMBOL

ADDRESS

ADDRESS

REMITTER NAME
(IF NOT THE SAME AS THE COMPANY)

CHECK ENCLOSED IN THE AMOUNT OF $	CHECK NO.

Please mail this form and your payment by courier/overnight to:

The NASDAQ Stock Market LLC

Office of General Counsel - Hearings

Lockbox 90200

c/o Wachovia Bank, N.A.

401 Market Street

Philadelphia, PA 19106